UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2009

Euronet Worldwide, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31648 (Commission File Number)	74-2806888 (I.R.S. Employer Identification No.)

4601 College Boulevard, Suite 300

Leawood, Kansas 66211

(Address of principal executive office)(Zip Code)

(913) 327-4200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On February 18, 2009, Euronet Worldwide, Inc. (the “Registrant”) and certain of its subsidiaries entered into Amendment No. 2 to the Credit Agreement with Bank of America, N.A., as Administrative Agent and Collateral Agent, California Bank & Trust, as Syndication Agent, CitiBank, N.A. as Documentation Agent and the lenders party thereto (the “Credit Agreement”). As a result of the execution of Amendment No. 2, the Credit Agreement has been modified to, among other things:

(i)

Permit the Registrant to (a) repurchase Convertible Senior Debentures at any time and from time to time using cash or shares of the Registrant’s stock so long as no default or event of default shall exist immediately before or immediately after giving effect to the repurchase, and (b) repurchase its Convertible Subordinated Debentures at any time and from time to time using the proceeds of a qualifying refinancing, the proceeds of a qualifying equity transaction or shares of the Registrant’s stock;

(ii)

Revise the definition of Consolidated EBITDA and the covenant regarding maintenance of Consolidated Net Worth to exclude the effect of one-time non-cash charges for impairment of goodwill or other intangible assets for the periods ending December 31, 2008 and thereafter;

(iii)

Ease certain limits that are placed on the amount of indebtedness the Registrant is entitled to incur and expand the circumstances under which the Registrant is entitled to grant liens to secure obligations arising in the operation of its business;

(iv)

Make certain changes requested by the Registrant to certain definitions and provisions related to Indebtedness, Liens, Permitted Disposition, Debt Transactions, Investments and other matters as noted within Amendment No. 2; and

(v)

Provide that the Registrant has sufficient liquidity within the meaning of Section 2.06(b)(vi)(B) of the Credit Agreement such that no mandatory prepayment is required under the Credit Agreement in respect of the next repurchase date for the Convertible Debentures in December 2009.

In consideration of the amendments made in Amendment No. 2, the Registrant paid each consenting lender an amendment fee of 0.5% of the lender’s aggregate commitments under the Credit Agreement, paid certain administrative fees to Banc of America Securities and incurred certain other transaction fees and costs. Such fees and costs are expected to be approximately $1.5 million in the aggregate, and will be recognized as additional interest expense over the remaining 36 month term of the credit facility.

The foregoing is a summary of the terms of Amendment No. 2 to the Credit Agreement and does not purport to be a complete discussion of this document. Accordingly, the foregoing is qualified in its entirety by reference to the full text of Amendment No. 2, which is filed as Exhibit 10.1 hereto.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01, “Entry into a Material Definitive Agreement,” is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1 – Form of Amendment No. 2 to the Credit Agreement dated February 18, 2009
(the execution copy of Amendment No. 2 to the Credit Agreement will be filed as an exhibit to a subsequent periodic report of the Registrant).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EURONET WORLDWIDE, INC.

	By:	/s/ Rick L. Weller
Rick L. Weller Chief Financial Officer
Date: February 19, 2009